UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2014 (May 14, 2015)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

(713) 651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Stockholders on May 14, 2015 (the “Annual Meeting”). At the Annual Meeting, holders of 143,882,745 shares of the Company’s common stock were present in person or by proxy, constituting 92.23% of the outstanding shares of common stock as of the record date for the Annual Meeting. The matters voted upon at the Annual Meeting are described below.

Election of Three Class II Directors

The stockholders elected the following three Class III directors to serve for a three year term, expiring in 2018, with the following votes:

	Votes cast in favor:	Votes cast against:	Votes abstaining:	Broker non- votes:
Richard J. Alario	100,039,751	11,044,832	297,010	32,501,152
Ralph S. Michael, III	104,370,067	6,712,135	299,391	32,501,152
Arlene M. Yocum	104,414,435	6,668,779	298,379	32,501,152

Four Class I directors, Lynn R. Coleman, Kevin P. Collins, W. Phillip Marcum and William F. Owens, also continued in office with terms expiring in 2016. Three Class II directors, William D. Fertig, Robert K. Reeves and Mark H. Rosenberg, also continued in office with terms expiring in 2017.

Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 with the following votes:

Ratification of Independent Registered Public Accounting Firm:
Votes cast in favor	143,142,895
Votes cast against	481,758
Votes abstaining	258,092
Broker non-votes	0

Advisory Vote on Compensation of Named Executive Officers

On an advisory basis, the stockholders approved the compensation of the Company’s named executive officers with the following votes:

Votes cast in favor	Votes cast against	Votes abstaining	Broker non-votes
105,466,940	5,410,145	504,508	32,501,152

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: May 15, 2014	By:	/s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President, General Counsel and Secretary